Exhibit 21.1

Subsidiaries of New Skies Satellites B.V.

Name

Jurisdiction of Incorporation

Altamarca Comunicacoes Ltda.	Brazil
Morharras B.V.	The Netherlands
New Skies Asset Holdings, Inc.	United States
New Skies Carrier Services, Inc.	United States
New Skies Networks Australia B.V.	The Netherlands
New Skies Networks Australia Pty Ltd.	Australia
New Skies Networks, Inc.	United States
New Skies Networks Pty Ltd.	Australia
New Skies Networks (UK) Ltd.	United Kingdom
New Skies Satellites Argentina B.V.	The Netherlands
New Skies Satellites China B.V.	The Netherlands
New Skies Satellites de Mexico S.A. de C.V.	Mexico
New Skies Satellites Hong Kong B.V.	The Netherlands
New Skies Satellites, Inc.	United States
New Skies Satellites India B.V.	The Netherlands
New Skies Satellites (Ireland) Unlimited	Ireland
New Skies Satellites Licensee B.V.	The Netherlands
New Skies Satellites Ltda.	Brazil
New Skies Satellites MAR B.V.	The Netherlands
New Skies Satellites Netherlands Licensee B.V.	The Netherlands
New Skies Satellites Singapore B.V.	The Netherlands
New Skies Satellites (UK) Ltd.	United Kingdom